Exhibit 99.1

   Acadia Realty Trust Reports First Quarter 2005 Operating Results

    NEW YORK--(BUSINESS WIRE)--April 25, 2005--Acadia Realty Trust (NYSE: AKR - "Acadia" or the "Company"), a real estate investment trust ("REIT") today reported operating results for the quarter ended March 31, 2005. All per share amounts discussed below are on a fully diluted basis.

    First Quarter 2005 Highlights

    12.5% FFO per share growth over first quarter 2004

    -- Funds from operations ("FFO") of $0.27 per share for the first quarter 2005 were up 12.5% over $0.24 for first quarter 2004

    -- Earnings per share for the quarter were $0.14 compared with $0.10 for first quarter 2004.

    Continued expansion of external growth platform

    -- Third New York project added to Urban/Infill redevelopment pipeline

    -- Completed a $20 million preferred equity investment in a Levitz Furniture store anchored portfolio

    -- Acquired the balance of Klaff's Retail Management Services business

    Wholly-owned portfolio occupancy increases to 92.4%

    --  Occupancy up 490 basis points over first quarter 2004

    --  JV operating portfolios combined occupancy remains strong at
        96.8%

    -- Same-store net operating income for the retail portfolio up 1.8% for 2005

    Balance sheet remains strong

    -- Maintained conservative dividend payout ratio for 2005 of 63% of FFO

    --  31% debt to total market capitalization

    --  3.9 to 1 fixed-charge coverage

    --  89% of debt is fixed-rate

    First Quarter Results

    FFO, a widely accepted measure of REIT performance, for the quarter ended March 31, 2005 was $8.9 million, or $0.27 per share, compared to $7.1 million, or $0.24 per share for first quarter 2004. 2005 FFO included the recovery of approximately $0.5 million of expenses, or $0.015 per share, related to the settlement of the Company's insurance claim in connection with flood damage incurred at the Mark Plaza located in Wilkes-Barre, PA.
    Earnings per share on a fully diluted basis was $0.14 for first quarter 2005 compared to $0.10 for first quarter 2004.

    Portfolio Activity - Wholly-Owned Portfolio Occupancy
Reaches 92.4%

    On a year-over-year basis, Acadia increased its portfolio occupancy by 490 basis points. First quarter 2005 occupancy was 92.4% compared to 87.5% for first quarter 2004. On a same-store basis, first quarter 2005 occupancy increased 260 basis points over first quarter 2004 occupancy of 89.8%. On a sequential basis, 2005 occupancy increased 10 basis points from that of year-end 2004.
    Combined occupancy within the operating joint venture portfolios was 96.8% for first quarter 2005 compared with 96.2% for first quarter 2004.
    Same store net operating income ("NOI") for the retail portfolio increased 1.8% for first quarter 2005 over 2004. The favorable variance was driven primarily by increased rents in the core portfolio from leasing activities, partially offset by increased snow removal costs in 2005. Same store NOI before the effect of increased snow removal costs rose by 3.7%.
    During first quarter 2005, Acadia executed new and renewal leases totaling 145,000 square feet at an average increase of 7.4% over the previous base rents on a cash basis.

    Balance Sheet - Low Interest Rate Exposure

    As of March 31, 2005, 89% of the Company's total mortgage debt, inclusive of long-term interest rate swaps and the Company's pro-rata share of joint venture debt, is now fixed-rate. This has been accomplished while maintaining a blended cost of debt of 5.8%. This compares to 85% being fixed-rate as of first quarter 2004 at a 6.1% blended cost of debt.
    For 2005, the strength of Acadia's balance sheet was evidenced by positive trends in its financial ratios. All financial ratios include the Company's pro-rata share of unconsolidated joint venture debt and interest expense:

    -- Debt to total market capitalization at year-end was 31%, compared with 35% for 2004

    -- Fixed-charge ratio was 3.9 times (EBITDA / interest expense plus preferred distributions)

    --  Dividend payout ratio for 2005 was 63% of FFO and 67% of AFFO

    Continued Expansion of External Growth Initiatives

    New York Urban/Infill Redevelopment Program - Third Acquisition
Completed

    As previously announced, the Company acquired 4650 Broadway located in the Inwood/Washington Heights section of Manhattan. The investment was made through Acadia Strategic Opportunity Fund II, LLC ("Fund II") with P/A Associates, LLC. This acquisition is the third addition to the redevelopment pipeline in Acadia's Urban/Infill Program.
    The property was acquired for a purchase price of $25 million. The 140,000 square foot building is located at the intersection of Broadway and Sherman Avenue across from the Cloisters, a branch of the Metropolitan Museum of Art, and Fort Tryon Park.
    Acadia plans to redevelop the site to include retail, commercial and residential components totaling over 300,000 square feet. The Company anticipates that the retail and commercial portion will comprise approximately 50% of the project and that the residential component will comprise the other 50%. Acadia plans to start development of the project in the next 12 to 24 months and anticipates completion 18 months thereafter. In lieu of directly developing the mid-rise residential portion of the project, the Company may sell its rights to this component while retaining ownership of the other portions of the project. It is anticipated that the project will earn an unleveraged yield in excess of 10% on total cost upon stabilization.
    This is the latest addition to the Urban/Infill Program redevelopment pipeline. In September 2004, Acadia acquired the Sears Building on Fordham Road in The Bronx and in October 2004, Acadia announced the redevelopment of a 16-acre site in Pelham Manor, Westchester County, New York into a community shopping center.

    RCP Venture - $20 million Levitz Investment

    In 2004 Acadia formed the Retailer Controlled Property Venture ("RCP Venture") with Klaff Realty, L.P. ("Klaff") and Lubert-Adler Management, Inc. for the purpose of making investments in surplus or underutilized properties owned or controlled by retailers.
    During the first quarter of 2005, Acadia made a $20 million preferred equity investment ("Preferred Equity") in Levitz SL, L.L.C. ("Levitz SL"), an entity in which Klaff is the managing member. Levitz SL is the owner of 2.5 million square feet of fee and leasehold interests in 30 locations (the "Properties"). The majority of the Properties are currently leased to Levitz Furniture Stores. The remaining locations are in the process of being redeveloped.
    The Properties are generally in well-located, high-barrier-to-entry markets, have strong redevelopment and value creation potential. The locations are concentrated on the East and West coasts, with a majority of the value ascribed to six of the Properties. These Properties are located in California (3), New York
(1), New Jersey (1) and Oregon (1). The Preferred Equity receives a return of 10%, plus a minimum return of capital of $2 million per annum. At the end of 12 months, the rate of return will be reset to the six-month LIBOR plus 644 basis points. The Preferred Equity represents the 50%-70% position in the capital structure of Levitz SL, based on Acadia's valuation of the Properties.
    During the first quarter 2005, the Company also acquired the balance of Klaff's rights to the fees earned by Klaff Retail Management Services ("KRMS") following Acadia's acquisition of 75% of such rights in January 2004. In addition, Acadia has also acquired Klaff's rights to certain potential future revenue streams. The consideration for the acquisition was $4 million in the form of 250,000 restricted Common Operating Partnership Units, at a price of $16 per unit, which are convertible into Acadia's Common Shares on a one-for-one basis after a five year lock-up period. As part of this transaction Acadia will assume all operational and redevelopment responsibility for the KRMS property portfolio a year earlier than was contemplated in the January 2004 transaction with Klaff.

    Management Comments

    Commenting on today's announcement, Kenneth F. Bernstein, Acadia's President and Chief Executive Officer said, "The three key components of our business plan continued to drive our performance during the first quarter. First, continual enhancements to our core portfolio have enabled us to generate consistent internal growth. Second, our balance sheet remains strong and well-hedged against potential rate increases. Third, the recent addition of a third redevelopment to our Urban/Infill program is planting another seed for future growth to our highly accretive pipeline, which should help drive our growth over the next several years. Complementing this long-term growth potential are the various opportunities created through our strong and expanding relationship with the Klaff organization and its partners."

    Outlook - Earnings Guidance for 2005

    The Company currently reaffirms its previously announced 2005 FFO and earnings per share forecast. FFO for 2005 is anticipated to range from $1.01 to $1.09 per share and 2005 earnings per share is expected to range from $0.46 to $0.54.

    Investor Conference Call

    Kenneth Bernstein, President and CEO, and Michael Nelsen, Sr. Vice President and CFO, will conduct a conference call April 26, 2005 at 3:00 p.m. ET to review the Company's earnings and operating results.
    The live conference call can be accessed by dialing 888-482-0024 (internationally 617-801-9702). No passcode is required.
    The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at www.acadiarealty.com.
    If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-286-8010 (internationally 617-801-6888). The passcode will be 44193659. The phone replay will be available through Tuesday, May 3, 2005.
    Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated and self-managed real estate investment trust which specializes in the acquisition, redevelopment and operation of shopping centers which are anchored by grocery and value-oriented retail.

    Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this document. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The Company also refers you to the documents filed by the Company, from time to time, with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.
    EBITDA is a widely used financial measure in many industries, including the REIT industry, and is presented to assist investors and analysts in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of operating performance, such as gains (or losses) from sales of property and depreciation and amortization and is used in computing various financial ratios as a measure of operational performance. The Company computes EBITDA as the sum of net income before extraordinary items plus interest expense, depreciation, income taxes and amortization, less any gains (losses)(including impairment charges) on the sale of income producing properties. The Company's method of calculating EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDA does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Refer to the Company's Financial and Operating Reporting Supplement for the quarter as posted on its website and included in the Company's filing on Form 8K with the Securities and Exchange Commission for a reconciliation of EBITDA.
    See the notes to the attached financial tables for a further discussion of the Company's use of FFO.

    For more information visit Acadia Realty Trust's Web site at www.acadiarealty.com


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
            For the Quarters Ended March 31, 2005 and 2004
             (dollars in thousands, except per share data)

                         STATEMENTS OF INCOME

                                                     For the quarters
                                                      ended March 31,
                      Revenues                         2005     2004
                                                    ------------------
Minimum rents                                        $12,943  $12,797
Percentage rents                                         184      217
Expense reimbursements                                 4,050    3,591
Other property income                                    328      123
Management fee income                                  1,978      545
Interest income                                          477      115
Other                                                     --      156
                                                    ------------------
     Total revenues                                   19,960   17,544
                                                    ------------------
                 Operating expenses

Property operating                                     3,918    3,761
Real estate taxes                                      2,414    2,248
General and administrative                             3,078    2,489
Depreciation and amortization                          4,024    3,735
                                                    ------------------
     Total operating expenses                         13,434   12,233
                                                    ------------------
Operating income                                       6,526    5,311
Equity in earnings of unconsolidated partnerships        497      544
Interest expense                                      (2,359)  (2,429)
Minority interest                                       (219)    (217)
                                                    ------------------
Income from continuing operations                      4,445    3,209
                                                    ------------------


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
            For the Quarters Ended March 31, 2005 and 2004
             (dollars in thousands, except per share data)

                   STATEMENTS OF INCOME (continued)
                                                      For the quarters
                                                       ended March 31,
                                                       2005     2004
                                                    ------------------
Discontinued operations:

Operating loss from discontinued operations            $  --    $(373)
Minority interest                                         --       14
                                                    ------------------
Loss from discontinued operations                         --     (359)
                                                    ------------------
Net income                                            $4,445   $2,850
                                                    ==================
        Net income per Common Share - Basic

Net income per Common Share - Continuing operations     $.14     $.11
Net loss per Common Share - Discontinued operations       --     (.01)
                                                    ------------------
Net income per Common Share                             $.14     $.10
                                                    ==================
Weighted average Common Shares                        31,867   27,890
                                                    ==================

     Net income per Common Share - Diluted (1)

Net income per Common Share - Continuing operations     $.14     $.11
Net income (loss) per Common Share - Discontinued
 operations                                               --     (.01)
                                                    ------------------
Net income per Common Share                             $.14     $.10
                                                    ------------------
Weighted average Common Shares                        32,140   28,561
                                                    ==================


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
            For the Quarters Ended March 31, 2005 and 2004
             (dollars in thousands, except per share data)

       RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (2)

                                                      For the quarters
                                                       ended March 31,
                                                        2005    2004
                                                      ----------------
Net income                                             $4,445  $2,850
Depreciation of real estate and amortization of
 leasing costs:
   Wholly owned and consolidated partnerships           3,620   3,517
   Unconsolidated  partnerships                           633     552
Income attributable to minority interest in Operating
 Partnership                                               75     115
                                                      ----------------
Funds from operations - Basic                           8,773   7,034
Distributions - Preferred OP Units                         87      73
                                                      ----------------
Funds from operations - Diluted                         8,860   7,107
Funds from operations - Discontinued operations (loss)     --    (252)
                                                      ----------------
Funds from operations - Continuing operations          $8,860  $7,359
                                                      ================
       Funds from operations per share - Basic

Weighted average Common Shares and OP Units (3)        32,382  28,944
                                                      ================
Funds from operations per share - Continuing
 operations                                              $.27    $.25
Funds from operations per share - Discontinued
 operations                                                --    (.01)
                                                      ----------------
Funds from operations per share                          $.27    $.24
                                                      ================
      Funds from operations per share - Diluted

Weighted average Common Shares and OP Units  (3)       33,177  30,044
                                                      ================
Funds from operations per share - Continuing
 operations                                              $.27    $.25
Funds from operations per share - Discontinued
 operations                                                --    (.01)
                                                      ================
Funds from operations per share                          $.27    $.24
                                                      ================


                 ACADIA REALTY TRUST AND SUBSIDIARIES
                         Financial Highlights
              As of March 31, 2005 and December 31, 2004
             (dollars in thousands, except per share data)

                  SELECTED BALANCE SHEET INFORMATION

                                               March 31,  December 31,
                                                  2005        2004
                                              ----------  ------------

Cash and cash equivalents                        $6,011      $13,499
Rental property, at cost                        424,119      422,177
Total assets                                    419,243      396,343
Mortgage notes payable                          173,000      153,361
Total liabilities                               189,589      171,868
     Fixed rate debt: (4)                       153,842      146,407
          % of outstanding debt                      89%          95%
          Weighted average interest rate            6.0%         6.1%
     Variable rate debt (4)                     $19,158       $6,954
          % of outstanding debt                      11%           5%
          Weighted average interest rate            4.2%         3.8%
Total weighted average interest rate                5.8%         6.0%

    Notes:

    (1) Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares.

    (2) The Company considers funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. However, the Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    (3) In addition to the weighted average Common Shares outstanding, diluted FFO also assumes full conversion of a weighted average 514 and 1,053 OP Units into Common Shares for the quarters ended March 31, 2005 and 2004, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 523 and 430 Common Shares for the quarters ended March 31, 2005 and 2004, respectively.

    (4) Fixed-rate debt includes $93,689 of notional principal fixed through swap transactions. Conversely, variable-rate debt excludes this amount.

    CONTACT: Acadia Realty Trust
             Jon Grisham, 914-288-8142